EXHIBIT 10.16

LETTER AGREEMENT - KRIS G. RADHAKRISHNAN

May 8, 2008

Kris Radhakrishnan
Commemorative Brands, Inc.
7211 Circle S Rd
Austin, TX 78745-6603

Re:           Change of Control Payment and Contingent Purchase of CIP Units

Dear Kris:

           This letter sets forth the agreement between you and American Achievement Corporation (the “Company”) with respect to the following:

1.           In the event that a Change of Control (as defined below) occurs on or before February 8, 2009, and you are employed by the Company or any of its subsidiaries at the time such Change of Control occurs, the Company will pay to you $300,000 in cash upon consummation of such Change of Control (the “Change of Control Payment”).  The Company will pay the Change of Control Payment by wire transfer of immediately available funds to such account as you specify within five (5) business days of the occurrence of the Change of Control, subject to any tax or other amounts required to be withheld by the Company under applicable law.  For purposes of this letter, a “Change of Control” shall mean any “Change of Control” as defined in the Company’s Amended and Restated Cash Incentive Plan attached as Exhibit A hereto (the “CIP”).

2.           In the event that a Change of Control does not occur on or before February 8, 2009, and you are employed with the Company or any of its subsidiaries as of February 8, 2009, you agree that on such date you will purchase 1,942 units (the “Units”) issued pursuant to the CIP at a purchase price equal to $206.00 per Unit.  Notwithstanding the provisions of the CIP, such Units shall be deemed fully vested on the date they are acquired by you, and if so acquired, shall remain vested and outstanding whether or not you remain an employee of the Company or any of its subsidiaries.  You agree and represent that your contingent obligation to purchase the Units is being given in consideration for the Company’s grant of an entitlement to the Change of Control Payment in the event the conditions listed in Section 1 above are satisfied.  If you are obligated to purchase the Units in accordance with the terms of this Section 2, in order to facilitate the purchase of the Units, you and the Company will enter into an agreement governing the terms of the purchase of the Units that is identical in all material respects to the Unit Purchase Agreement attached as Exhibit B hereto.  You hereby confirm the representations and warranties set forth in such Unit Purchase Agreement are true and correct as of the date hereof and you acknowledge your receipt of the American Achievement Corporation Amended and Restated Executive Cash Incentive Plan Investment Considerations (the “Disclosure Statement”) attached as Exhibit C hereto.

           This letter will terminate immediately upon consummation of the earlier to occur of (i) a Change of Control pursuant to which a Change of Control Payment is to made in accordance with this letter, (ii) the acquisition of the Units contemplated by Section 2 above and (iii) the first date you are no longer employed by the Company or any of its subsidiaries.

    This letter may be executed in counterparts (and may be delivered by pdf or facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This letter represents the entire agreement of the parties hereto with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither the Company nor you may make any assignment of this letter or any interest herein without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this letter without your consent in connection with a Change of Control.  Nothing express or implied in this letter is intended to or shall confer upon any person who is not a party to this letter any other right, benefit or remedy of any nature whatsoever relating to, under or by reason of this letter.    This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

If you are in agreement with the foregoing, please execute and return a counterpart of this letter agreement, whereupon it will become a binding agreement between us.

Sincerely,

AMERICAN ACHIEVEMENT CORPORATION

By: /s/ DONALD J. PERCENTI________________
Name: Donald J. Percenti
Title: President and CEO

Accepted and Agreed:

/s/ KRIS RADHAKRISHNAN__
Kris Radhakrishnan